EXHIBIT 10.3

[GRAPHIC OMITTED]

                                                               BOULDER, COLORADO

                                                              PROMUS HOTELS, INC
                                                              755 CROSSOVER LANE
                                                        MEMPHIS, TENNESSEE 38117
                                                                       99-hom/co

                                                          HOMEWOOD SUITES
                                                         LICENSE AGREEMENT

DATED  JUNE 30,  2000  BETWEEN  PROMUS  HOTELS,  INC.,  A  DELAWARE  CORPORATION
      ----------------
("LICENSOR"),   AND  APPLE  SUITES  MANAGEMENT,  INC.,  A  VIRGINIA  CORPORATION
                     -----------------------------------------------------------
("LICENSEE"), WHOSE ADDRESS IS 306 EAST MAIN STREET, RICHMOND, VIRGINIA 23219 .
                               -------------------------------------------------

                          THE PARTIES AGREE AS FOLLOWS:

1.       THE LICENSE.

         Licensor owns, operates and licenses a system designed to provide a distinctive, high quality hotel service to the public under the name "Homewood Suites" (the "SYSTEM"). High standards established by Licensor are the essence of the System. Future investments may be required of Licensee under this License Agreement ("AGREEMENT"). Licensee has independently investigated the risks of the business to be operated hereunder, including current and potential market conditions, competitive factors and risks, has read Licensor's "Franchise Offering Circular," and has made an independent evaluation of all such facts. Aware of the relevant facts, Licensee desires to enter into this Agreement in order to obtain a license to use the System in the operation of a Homewood Suites hotel located at 4950 BASELINE ROAD, BOULDER, COLORADO 80303 (the "HOTEL") subject to the terms of this Agreement.

         A. THE HOTEL. The Hotel comprises all structures, facilities, appurtenances, furniture, fixtures, equipment, and entry, exit, parking and other areas from time to time located on the site approved for the Hotel and acknowledged by Licensor in anticipation of the execution of this Agreement, or located on any land from time to time approved by Licensor for additions, signs or other facilities. No change in the number of approved guest suites ("GUEST SUITES") reflected on Attachment B (the "RIDER") and no other significant change in the Hotel may be made without Licensor's prior approval. Redecoration and minor structural changes that comply with Licensor's standards and specifications will not be considered significant. Licensee represents that it is entitled to possession of the Hotel during the entire License Term without restrictions that would interfere with anything contemplated in this Agreement.

         B. THE SYSTEM. The System is composed of elements, as designated from time to time by Licensor, designed to identify "Homewood Suites hotels" to the consuming public and/or to contribute to such identification and its association with quality standards. The System at present includes the service mark "Homewood Suites" and such other service marks and such copyrights, trademarks and similar property rights as may be designated from time to time by Licensor to be part of the System; access to a reservation service; distribution of advertising, publicity and other marketing programs and materials; the furnishing of training programs and materials, standards, specifications and policies for construction, furnishing, operation, appearance and service of the Hotel, and other requirements as stated or referred to in this Agreement and from time to time in the Manual (as defined herein) or in other communications to Licensee; and programs for inspecting the Hotel and consulting with Licensee. Licensor may add elements to the System or modify, alter or delete elements of the System (including the trade name and/or brand name of the Hotel) at its sole discretion from time to time. Licensee is only authorized to use "Homewood Suites" service marks and trademarks at or in connection with the ---- Hotel.

         C. THE MANUAL. Licensee acknowledges the receipt of a current Homewood Suites Standards Manual ("MANUAL"). The Manual contains, among other matters, minimum standards and requirements for constructing, equipping, furnishing, supplying, operating, maintaining and marketing the Hotel. Licensor shall have the right to change the Manual from time to time and Licensee agrees to abide by the Manual as changed. The Manual shall at all times remain the sole property of Licensor. Licensee shall use all reasonable efforts to maintain the confidentiality of the Manual. Licensee shall not make or distribute copies of the Manual or any portion thereof.

         D. APPLICATION OF MANUAL. All hotels operated within the System will be subject to the Manual, as it may from time to time be modified or revised by Licensor. Licensor may, in its sole discretion, grant limited exceptions from compliance with the Manual which may be made based on local conditions or special circumstances. Each material change in the Manual will be explained in writing to Licensee at least 30 days before it goes into effect. Licensee is responsible for the costs of implementing all changes required because of modification to the Manual.

                  Licensor may require that particular models or brands of furniture, fixtures, equipment, food, and other items (collectively, the "SUPPLIES") be used in the operation of the Hotel or be purchased from Licensor or from a source designated by Licensor. Otherwise, Licensee may purchase all Supplies from any source as long as the standards and specifications in the Manual are met, which standards and specifications may be changed by Licensor from time to time. Licensee will be responsible for the costs, if any, associated with the purchase of Supplies or changing brands, models or sources of supply.

2.       GRANT OF LICENSE.

         Licensor hereby grants to Licensee a nonexclusive license (the "LICENSE") to use the System only at the Hotel, only in connection with the operation of a Homewood Suites hotel, only in accordance with this Agreement and only during the "License Term" beginning with the date hereof and terminating as provided in Paragraph 13. The License applies to the location of the Hotel specified herein and no other. This Agreement does not limit Licensor's right, or the rights of any parent, subsidiary, division or affiliate of Licensor ("ENTITIES"), to use or license to others the System or any part thereof or to engage in or license any business activity at any other location. Licensee acknowledges that Licensor and its Entities are and may in the future be engaged in other business activities including activities involving transient lodging and related activities which may be or may be deemed to be competitive with the System; that facilities, programs, services and/or personnel used in connection with the System may also be used in connection with such other business activities of Licensor and its Entities; and that Licensee is acquiring no rights hereunder other than the non-exclusive right to use the System in connection with a Homewood Suites hotel as specifically defined herein in accordance with the terms of this Agreement.

3.       LICENSOR'S RESPONSIBILITIES.

         A. TRAINING. During the License Term, Licensor will specify required and optional training programs and provide these programs at various locations. Licensee may be charged for (i) required training services and materials and (ii) for optional training services and materials if provided to Licensee. Travel, lodging and other expenses of Licensee and its employees will be borne by Licensee.

         B. RESERVATION SERVICES. During the License Term, so long as Licensee is in full compliance with the obligations set forth in this Agreement, Licensor will afford Licensee access to reservation services for the Hotel.

         C. CONSULTATION. Licensor will, from time to time at Licensor's sole discretion, make available to Licensee consultation and advice in connection with operations, facilities and marketing. Licensor shall have the right to establish fees in advance for its advice and consultation on a project-by-project basis.

         D. ARRANGEMENTS FOR MARKETING, ETC. Licensor will use the Marketing/Reservation Contribution for costs associated with advertising, promotion, publicity, market research and other marketing programs and related activities, including reservation programs and services. Licensor may enter into arrangements for development, marketing, operations, administrative, technical and support functions, facilities, programs, services and/or personnel with any other entity and may use any facilities, programs, services and/or personnel used in connection with the System in connection with any business activities of its Entities. Licensor is not obligated to expend funds for marketing or reservation services in excess of the amounts received from Licensees using the System. Licensor and its designees shall have no obligation in administering any marketing and reservation activities to make expenditures for Licensee which are equivalent or proportionate to Licensee's payments, or to ensure that any particular hotel benefits directly or proportionately from such expenditures.

         E. INSPECTIONS/COMPLIANCE ASSISTANCE. Licensor has the right to inspect the Hotel at any time, with or without notice to Licensee, to determine if the Hotel is in compliance with the standards and rules of operation set forth in the Manual. If the Hotel fails to comply with such standards and rules of operation, Licensor may, at its option and at Licensee's cost, require an action plan to correct the deficiencies. Licensee must then take all steps necessary to correct any deficiencies within the times established by Licensor. Licensor's approval of an action plan does not waive any rights it may have under this Agreement nor does it relieve Licensee of any obligations under this Agreement.

4.       PROPRIETARY RIGHTS.

         A. OWNERSHIP OF THE SYSTEM. Licensee acknowledges and will not contest, either directly or indirectly, Licensor's (or its affiliates', as the case may be) unrestricted and exclusive ownership of the System and any element(s) or component(s) thereof, and acknowledges that Licensor has the sole right to grant licenses to use all or any element(s) or component(s) of the System. Licensee specifically agrees and acknowledges that Licensor (or its affiliates) is the owner of all right, title and interest in and to the service mark "Homewood Suites", its distinguishing characteristics, trade names, service marks, trademarks, logos, copyrights, slogans, etc., and all other marks associated with the System ("Marks") together with the goodwill symbolized thereby and that Licensee will not contest directly or indirectly the validity or ownership of the Marks either during the term of this Agreement or at any time thereafter. All improvements and additions whenever made to or associated with the System by the parties to this Agreement or anyone else, and all service marks, trademarks, copyrights, and service mark and trademark registrations at any time used, applied for or granted in connection with the System, and all goodwill arising from Licensee's use of the Marks shall inure to the benefit of and become the property of Licensor (or its applicable affiliate). Upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the System or any element(s) or component(s) of the System including the name or Marks.

         B. USE OF NAME. Licensee will not use the word "Homewood" or "Homewood Suites" or any similar word(s) in its corporate, partnership, business or trade name, or in any Internet related name (including a domain name) except as provided in this Agreement or the Manual, nor authorize or permit such word(s) to be used by anyone else.

5.       TRADEMARK AND SERVICE MARK.

         A. TRADEMARK DISPUTES. Licensor will have the sole right and responsibility to handle disputes with third parties concerning use of all or any part of the System, and Licensee will, at its reasonable expense, extend its full cooperation to Licensor in all such matters. All recoveries made as a result of disputes with third parties regarding use of the System or any part thereof shall be for the account of Licensor. Licensor need not initiate suit against alleged imitators or infringers and may settle any dispute by grant of a license or otherwise. Licensee will not initiate any suit or proceeding against alleged imitators or infringers or any other suit or proceeding to enforce or protect the System.

         B. PROTECTION OF NAMES AND MARKS. Both parties will make every effort consistent with the foregoing to protect and maintain the Marks and name "Homewood Suites" and its distinguishing characteristics  as  standing  for the  System  and  only  the
                  System. Licensee agrees to execute any documents deemed necessary by Licensor or its counsel to obtain protection for Licensor's Marks or to maintain their continued validity and enforceability. Licensee agrees to use such names and Marks only in connection with the operation of a Homewood Suites hotel and in the manner authorized by Licensor. Licensee acknowledges that any unauthorized use of the names or Marks shall constitute infringement of Licensor's rights. Licensee must notify Licensor immediately, in writing, of any infringement or challenge to Licensee's use of the Marks or of any unauthorized use or possible misuse of Licensor's Marks or Licensor's proprietary information.

6.       LICENSEE'S RESPONSIBILITIES.

         A. OPERATIONAL AND OTHER REQUIREMENTS. During the License Term, Licensee will:

                  (1) promptly pay to Licensor all amounts due Licensor and its Entities as royalties or fees or for goods or services purchased by Licensee;

                  (2) maintain the Hotel in a clean, safe and orderly manner and in first class condition;

                  (3) provide efficient, courteous and high-quality service to the public;

                  (4)    operate  the Hotel 24 hours a day every day,  except as
                         otherwise   permitted  by  Licensor  based  on  special
                         circumstances;

                  (5) strictly comply in all respects with the Manual and with all other policies, procedures and requirements of Licensor which may be from time to time communicated to Licensee;

                  (6) strictly comply with Licensor's reasonable requirements to protect the System and the Hotel from unreliable sources of supply;

                  (7)    strictly comply with Licensor's requirements as to:

                         (a) the types of services and products that either must or may be used, promoted or offered at the Hotel;

                         (b)  use, display, style and type of signage;

                         (c) directory and reservation service listings of the Hotel;

                         (d)  training   of  persons  to  be   involved  in  the
                              operation of the Hotel;

                         (e) participation in all marketing, reservation service, advertising, training and operating programs designated by Licensor as System-wide (or area-wide) programs based on Licensor's assessment of the long-term best interests of hotels using the System, considering the interest of the System overall;

                         (f)  maintenance,   appearance  and  condition  of  the
                              Hotel;

                         (g) quality and types of services offered to customers at the Hotel, and

                         (h) its 100% Satisfaction Guarantee rule of operation, and any similar rules of operation designed to maintain or improve relationships with past, present and potential guests and other hotel customers, as such rule or rules are in effect or as they may be established or revised hereafter;

                  (8) use such automated guest service and/or hotel management and/or telephone system(s) which Licensor deems to be in the best interests of the System based on Licensor's assessment of the long-term best interests of hotels using the System, considering the interests of the System overall, including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

                  (9) participate in and use those reservation services which Licensor deems to be in the best interests of the System based on Licensor's assessment of the long-term best interests of hotels using the

                         System, considering the interests of the System overall, including any additions, enhancements, supplements or variants thereof which may be developed during the term hereof;

                  (10) adopt improvements or changes to the System as may be from time to time designated by Licensor;

                  (11) strictly comply with all governmental requirements, including the filing and maintenance of any required trade name or fictitious name registrations, paying all taxes, and maintaining all governmental licenses and permits necessary to operate the Hotel in accordance with the System;

                  (12) permit inspection of the Hotel by Licensor's representatives at any time and give them free lodging for such time as may be reasonably necessary to complete their inspections;

                  (13)   upon   request  by   Licensor,   provide  to   Licensor
                         statistics on Hotel operations in the form specified by Licensor and using definitions specified by Licensor;

                  (14) promote the Hotel on a local or regional basis subject to Licensor's requirements as to form, content and prior approvals;

                  (15) ensure that no part of the Hotel or System is used to further or promote another lodging facility or any business that competes with any business Licensor or an affiliate engages in at any time during the Agreement (including, but not limited to, the timeshare resort or vacation ownership business), except for those approved by Licensor, its parent, subsidiaries or affiliates;

                  (16) use every reasonable means to encourage use of Homewood Suites facilities everywhere by the public; provided, however, this will not prohibit Licensor from requiring Licensee's participation in programs designed to refer prospective customers to other hotels (in the System or otherwise);

                  (17) in all respects use Licensee's best efforts to reflect credit upon and create favorable public response to the name "Homewood Suites";

                  (18)   comply   with   Licensor's    requirements   concerning
                         confidentiality of information;

                  (19) not at any time during the term of this Agreement, through itself or any member of an affiliated group (as defined by the Internal Revenue Code) own, in whole or in part, or be the licensor of, a hotel brand, tradename, system or chain without the written consent of Licensor in its sole discretion. Hereafter, any entity that, through itself or any affiliate, owns in whole or in part, or is the licensor of a hotel brand, tradename, system or chain shall be referred to as a COMPETITOR"; and

                  (20) maintain possession and control of the Hotel and Hotel site.

         B. UPGRADING OF THE HOTEL. Licensor may at any time during the License Term require substantial modernization, rehabilitation and other upgrading of the Hotel to meet the then current standards specified in the Manual as long as those standards apply to a majority of the hotels operated by Licensor and its licensees in the same brand or category as the Hotel. Nothing in this paragraph shall be construed to relieve Licensee from the obligation to maintain acceptable product quality ratings at the Hotel and maintain the Hotel in accordance with the Manual at all times during the Agreement. Limited exceptions from those standards may be made by Licensor based on local conditions or special circumstances. If the upgrading requirements contained in this Paragraph 6b cause Licensee undue hardship, Licensee may terminate this Agreement by paying a fee computed according to Paragraph 13f.

         C. STAFF AND MANAGEMENT. Licensee is at all times responsible for the management of the Hotel's business. Licensee may fulfill this responsibility by retaining a third party management company ("MANAGER"); provided, however, Licensee shall not enter into any lease, management agreement or other similar arrangement for the operation of the Hotel or any part thereof with any entity without the prior written consent of Licensor in Licensor's sole discretion (there being no obligation on the part of

                  Licensor to approve a third party management company). Licensee understands that Licensor will not normally approve a Competitor to manage the Hotel, or any entity that (through itself or an affiliate) is the exclusive manager for a Competitor. If a Manager becomes a Competitor at any time during the term of the Agreement, Licensee shall have 90 days to retain a substitute manager suitable to Licensor. As a prerequisite for Licensor's approval of a Manager, the proposed management agreement must provide (1) that the Manager has authority for the day-to-day management of the Hotel; (2) that the Manager has the authority to perform the obligations of the Licensee under this Agreement; and (3) that in the case of any conflict between this Agreement and the management agreement, this Agreement prevails.

7.       FEES.

         A.       Commencing  on the  opening  date of the  Hotel as a  Homewood
                  Suites hotel and continuing for the full term of this Agreement, for each month (or part of a month), Licensee will pay to Licensor by the 15th of the following month:

                  (1) a royalty fee equal to 4 percent of the gross revenues attributable to or payable for rental of Guest Suites at the Hotel with deductions for sales and room taxes only ("GROSS SUITES REVENUE"); and

                  (2) a "MARKETING/RESERVATION CONTRIBUTION" equal to 4 percent of Gross Suites Revenue. The Marketing/Reservation Contribution is subject to change by Licensor from time to time, which Marketing/Reservation Contributions do not include the cost, installation or maintenance of reservation services equipment or training; and

                  (3) all amounts due Licensor for any other miscellaneous fees or invoices or for goods or services purchased by or provided to Licensee or paid by Licensor on Licensee's behalf; and

                  (4) an amount equal to any sales, gross receipts or similar tax imposed on Licensor for the receipt of the payments required in (1), (2) and (3) of this Paragraph above, unless the tax is an optional alternative to an income tax otherwise payable by Licensor.

         B. Licensee will operate the Hotel so as to maximize Gross Suites Revenue consistent with sound marketing and industry practice and will not engage in any conduct which is likely to reduce Gross Suites Revenue in order to further other business activities.

         C. Royalties may be charged on revenues (or upon any other basis, if so determined by Licensor) from any activity conducted at the Hotel if added by mutual agreement and if: (i) not now offered at hotels within the System generally and is likely to benefit significantly from or be identified significantly with the Homewood Suites name or other aspects of the System or
                  (ii) designed or developed by or for Licensor.

         D. Licensor may charge for optional products or services accepted by Licensee from Licensor either in accordance with current practice or as developed in the future.

         E. A Guest Suite addition fee for guest suite additions to a hotel set forth in Licensor's then current "FRANCHISE OFFERING CIRCULAR" shall be paid by Licensee to Licensor on Licensee's submission of an application to add any Guest Suites to the Hotel. As a condition to Licensor granting its approval of such application, Licensor may require Licensee to upgrade the Hotel, subject to Paragraph 6b.

         F. Local and regional marketing programs and related activities may be conducted by Licensee, but only at Licensee's expense and subject to Licensor's requirements. Reasonable charges may be made by Licensor for optional advertising materials ordered or used by Licensee for such programs and activities.

         G. Licensee shall participate in Licensor's travel agent commission program(s) as it may be modified from time to time and shall reimburse Licensor on or before the 15th of each month for call costs associated with such programs including, but not limited to, travel agent commissions and third party reservation service charges (such as airline reservation systems).

         H. Each payment paid by Licensor under this Paragraph 7 shall be accompanied by the monthly statement referred to in Paragraph
                  8. Licensor may apply any amounts received under this Paragraph 7 to any amounts due under this Agreement. If any amounts are not paid when due, such non-payment shall constitute a breach of this Agreement and, in addition, such unpaid amounts will accrue a service charge beginning on the first day of the month following the due date of 1 1/2 percent per month but not to exceed the maximum amount permitted by applicable law.

8.       RECORDS AND AUDITS.

         A. DAILY AND MONTHLY REPORTS. At the request of Licensor, Licensee shall prepare and deliver daily reports to Licensor, which reports will contain information reasonably requested by Licensor on a daily basis, such as daily rate and room occupancy, and which may be used by Licensor for its reasonable purposes. At least monthly, Licensee shall prepare a statement which will include all information concerning Gross Suites Revenue, other revenues generated at the Hotel, suite occupancy rates, reservation data and other information required by Licensor (the "DATA"). The Data will be permanently recorded and retained as may be reasonably required by Licensor. By the 15th of each month, Licensee will submit to Licensor a statement setting forth the Data for the previous month and reflecting the computation of the amounts then due under Paragraph 7. The statement will be in such form and detail as Licensor may reasonably request from time to time, and may be used by Licensor for its reasonable purposes.

         B. MAINTENANCE OF RECORDS. Licensee shall, in a manner and form satisfactory to Licensor and utilizing accounting and reporting standards as reasonably required by Licensor, prepare on a current basis (and preserve for no less than four years), complete and accurate records concerning Gross Suites Revenue and all financial, operating, marketing and other aspects of the Hotel, and maintain an accounting system which fully and accurately reflects all financial aspects of the Hotel and its business. Such records shall include books of account, tax returns, governmental reports, register tapes, daily reports, and complete quarterly and annual financial statements (profit and loss statements, balance sheets and cash flow statements).

         C. AUDIT. Licensor may require Licensee to have the Gross Suites Revenue or other monies due hereunder computed and certified as accurate by a certified public accountant. During the License Term and for two years thereafter, Licensor and its authorized agents shall have the right to verify information required under this Agreement by requesting, receiving, inspecting and auditing, at all reasonable times, any and all records referred to above wherever they may be located (or elsewhere if reasonably requested by Licensor). If any such inspection or audit discloses a deficiency in any payments due hereunder, Licensee shall immediately pay to Licensor (i) the deficiency, (ii) a service charge thereon as provided in Paragraph 7h, and (iii) all inspection and audit costs (including travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel). Licensor's acceptance of Licensee's payment of any deficiency as provided for herein shall not waive Licensor's right to terminate this Agreement as provided for herein in Paragraph 13. If the audit discloses an overpayment, Licensor shall refund the overpayment to Licensee within 30 days.

         D. ANNUAL FINANCIAL STATEMENTS. Licensee will submit to Licensor complete year-end financial statements for the Hotel, Licensee and/or any guarantors as soon as available but not later than 90 days after the end of Licensee's fiscal year. Licensee will certify them to be true and correct and to have been prepared in accordance with generally accepted accounting principles consistently applied, and any false certification will be a breach of this Agreement.

         E. All of the information provided to Licensor pursuant to this paragraph or any other part of this Agreement, or pursuant to any agreement ancillary to this Agreement (including agreements relating to the System 21 business system or other property management system provided by Licensor) (the "INFORMATION"), shall be the property of Licensor. HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, INFORMATION, SUCH AS FINANCIAL STATEMENTS, PREPARED FOR THE HOTEL, LICENSEE AND/OR GUARANTORS, WHICH ANY SUCH PARTIES ARE REQUIRED BY LAW OR BY THEIR NORMAL BUSINESS PRACTICES TO USE FOR OTHER PURPOSES (SUCH AS IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OR OTHER GOVERNMENTAL AUTHORITIES OR FOR TRANSMISSION TO SHAREHOLDERS) MAY BE USED BY THEM FOR SUCH PURPOSES, AND SUCH PARTIES SHALL RETAIN OWNERSHIP IN SUCH INFORMATION TO THE EXTENT NECESSARY TO

                  PERMIT SUCH USE. NEVERTHELESS, LICENSOR SHALL OWN THE COPIES OF ANY SUCH INFORMATION PROVIDED BY ANY SUCH PARTIES IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. Licensor will use reasonable efforts to sort, categorize, classify and otherwise analyze the information to help licensees market their hotels. The Information will remain the proprietary information of Licensor which Licensor will share with licensees only as determined by Licensor in its sole discretion. Licensor and its affiliates may use the Information for any reason whatsoever, including an earnings claim in Licensor's offering circular.

9.       INDEMNITY.

         SUBJECT TO THE PROVISIONS OF ANY MANAGEMENT AGREEMENT BETWEEN LICENSOR (AS MANAGER THEREUNDER) AND LICENSEE (AS OWNER THEREUNDER), Licensee will indemnify, during and after the term of this Agreement, Licensor and its affiliates, and their respective officers, directors, employees, agents, predecessors, successors and assigns ("INDEMNIFIED PARTIES") against, hold them harmless from, and promptly reimburse them for, all payments of money (fines, damages, legal fees, expenses, etc.) by reason of any claim, demand, tax, penalty, or judicial or administrative investigation or proceeding (even where negligence of Licensor and/or its Entities and/or their Indemnified Parties is actual or alleged) arising from any claimed occurrence at the Hotel or arising from, as a result of, or in connection with the development or operation of the Hotel (including, but not limited to, the design, construction, financing, furnishing, equipment, acquisition of supplies or operation of the Hotel in any way), or any other of Licensee's acts, omissions or obligations or those of anyone associated or affiliated with Licensee or the Hotel in any way arising out of or related to this Agreement. At the election of Licensor, Licensee will also defend Licensor and/or its Entities and/or their Indemnified Parties against the same. In any event, Licensor will have the right, through counsel of its choice, to control any matter to the extent it could directly or indirectly affect Licensor and/or its Entities and/or their Indemnified Parties financially. Licensee will also reimburse Licensor for all expenses, including attorneys' fees and court costs, reasonably incurred by Licensor to protect itself and/or its Entities and/or their Indemnified Parties from, or to remedy Licensee's defaults or to collect any amounts due under this Agreement.

10.      INSURANCE.

         A. Licensee will comply with Licensor's specifications for insurance as to amount and type of coverage as may be reasonably specified by Licensor from time to time in writing and will in any event maintain as a minimum the following insurance underwritten by an insurer approved by Licensor:

                  (1)    employer's   liability   and   workers'    compensation
                         insurance as prescribed by applicable law; and

                  (2) liquor liability insurance, if applicable, naming Licensor and its then current Entities and their predecessors, successors and assigns as additional insureds with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence; and

                  (3) commercial general liability insurance (with products, completed operations and independent contractors coverage) and comprehensive automobile liability insurance, all on an occurrence and per location basis naming Licensor, its Entities and their predecessors, successors and assigns as additional insureds and underwritten by an insurer approved by Licensor, with single-limit coverage for personal and bodily injury and property damage of at least $10,000,000 for each occurrence; and

                  (4) in connection with all construction at the Hotel during the License Term, Licensee will cause the general contractor to maintain with an insurer approved by Licensor commercial general liability insurance (with products, completed operations, and independent contractors coverage including workers' compensation and automobile liability insurance for such independent contractors) in at least the amount of $10,000,000 for each occurrence for personal and bodily injury and property damage with Licensor, its Entities and their predecessors, successors and assigns as additional insureds.

         B. EVIDENCE OF INSURANCE/CHANGES. This coverage shall be evidenced by original certificates of insurance submitted to Licensor simultaneously herewith, annually hereafter and each time a change is made in any insurance or insurance carrier, Licensee will furnish to Licensor certificates of insurance including the term and coverage of the insurance in force, the persons insured, and a statement that the coverage may not be cancelled, altered or permitted to lapse or expire without 30 days advance written notice to Licensor. Licensor will send Licensee notice of any policy or coverage which Licensor, in its sole discretion, finds unacceptable and upon receipt of such notice, Licensee will promptly undertake to change such policy or coverage.

         C. If Licensee fails or neglects to obtain or maintain the insurance or policy limits required by this Agreement, Licensor shall have the option, without notice, to obtain and maintain such insurance for Licensee, and Licensee shall pay immediately upon demand therefore, the premiums and the cost incurred by Licensor in taking such action.

11.      TRANSFER.

         A. TRANSFER OF THIS AGREEMENT BY LICENSOR. Licensor shall have the right to transfer or assign this Agreement or any of Licensor's rights, obligations, or assets under this Agreement to any person or legal entity provided that the transferee assumes all of Licensor's obligations to Licensee under this Agreement.

         B.       TRANSFERS BY LICENSEE.

                  (1) General Statement of Explanation and Intent. This Agreement is not transferable by Licensee, and a change in ownership of the Hotel or the licensed business (i.e., either this Agreement, the Licensee or any indirect ownership interest in the Licensee) is not allowed under this Agreement. Certain intra-family transfers of interest and (in the case of corporate licensees) corporate restructurings are permitted as long as the requirements described below are met. However, Licensor has entered into this Agreement with a particular Licensee or its owners. If the Licensee wants to transfer the Hotel or its interest in the licensed business, such a transfer will constitute a "change of ownership". If the transferee wants to continue to operate the Hotel as a Homewood Suites hotel, the transferee will have to apply for a new license which, if approved, will last at most for the balance of the term of this Agreement. If the change of ownership is not approved, or if the transferee does not want to continue to operate the Hotel as a Homewood Suites hotel, Licensor may refuse to consent to the termination of this Agreement. If Licensor does consent to termination, this Agreement will terminate and Licensee will owe liquidated damages. In addition, if the transfer is to a Competitor, Licensor has the right to buy the Hotel. The foregoing explanation is more fully described and qualified by the following specific provisions.

                  (2) Licensee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Licensee, and that Licensor has entered into this Agreement in reliance on the business skill, financial capacity, and personal character of Licensee (if Licensee is an individual), and that of the partners, members, or stockholders of Licensee (if Licensee is a partnership, company, corporation, or other legal entity). Accordingly, no direct or indirect interest in the Hotel or in this Agreement, and no direct or indirect Equity Interest (as defined herein) in Licensee may be sold, leased, assigned, or transferred, (such instances hereafter referred to collectively as a "TRANSFER"), without the consent of the Licensor. Nothing herein shall require Licensor's approval for any pledge, mortgage, or hypothecation of all or any part of the assets of the licensed business (other than this Agreement or any Equity Interest in Licensee) to banks or other lending institutions.

                  (3) Any purported Transfer, by operation of law or otherwise, not in accordance with the provisions of this Agreement shall be null and void and shall constitute a breach of this Agreement, for which Licensor may terminate this Agreement upon notice without opportunity to cure pursuant to Paragraph 13d, and as a result of which Licensee will owe liquidated damages.

                  (4) References in this Agreement to "EQUITY INTERESTS" shall mean any direct or indirect beneficial interest in Licensee (an "INDIRECT" interest is an interest in an entity other than the Licensee that either itself, or through others, has an interest in the Licensee). In addition, "PUBLICLY-TRADED EQUITY INTEREST" shall mean any Equity Interest which is traded on any securities exchange or is quoted in any publication or electronic reporting service maintained by the National Association of
                         Securities Dealers, Inc. or any of its successors. In computing changes of Equity Interests, limited partners will not be distinguished from general partners. Licensor's judgment will be final if there is any question as to the definition of Equity Interest or as to the computation of relative Equity Interests, the principal considerations being: direct and indirect (i) power to exercise control over the affairs of Licensee;
                         (ii) right to share in Licensee's profits; and (iii) exposure to risk in the Licensee's business.

                  (5) Licensee represents that the Equity Interests are directly and (if applicable) indirectly owned as shown on the Rider.

         C. PROCEDURES FOR TRANSFERS. Licensee must provide written notice to Licensor in advance of any proposed Transfer stating the identity of the prospective transferee, purchaser, or lessee and the terms and conditions of the conveyance. As a condition to consenting to the transfer, Licensor may require any one or more of the following to be met:

                  (1) Licensee will upon request provide a copy of any proposed agreement of transfer and all other information with respect thereto which Licensor may reasonably require;

                  (2) Licensee will upon request provide documents showing ownership structure of the Licensee, site control by the Licensee, possession or management control by the Licensee, financial statements of any participants, and any other documents reasonably requested by Licensor;

                  (3) Licensee will upon request pay a processing fee to Licensor of up to $5,000 to cover Licensor's costs to review and consent to the Transfer; provided however, in the case of a transfer of Equity Interests which require registration under any federal or state securities law, Licensee will pay a processing fee that will not exceed $25,000;

                  (4) Licensee and all participants in any proposed public offering (including the sale of partnership or membership interests) (i) agree to fully indemnify Licensor in connection with the registration, (ii) furnish Licensor with all information requested, and
                         (iii) avoid using Licensor's service marks or trademarks or otherwise implying Licensor's participation in or endorsing of any public offering;

                  (5) Licensee will at all times adequately provide for the management of the Hotel during any Transfer; or

                  (6) Licensor may require the transferee to promptly execute a new license agreement on Licensor's then current license agreement for the unexpired term of this Agreement, and Licensor may require the guarantee of the new license agreement by the same guarantors of this Agreement (or substitute guarantors approved by Licensor in its sole discretion).

         D. PERMITTED TRANSFERS. Licensor will not unreasonably withhold consent to any of the following Transfers provided Licensee complies with all the requirements specified by Licensor pursuant to Subparagraph c above (it being understood that if Licensee is in default of any of its obligations under the Agreement, it will not be unreasonable for Licensor to refuse to consent to any of these Transfers):

                  (1) EQUITY INTERESTS WHICH ARE NOT PUBLICLY-TRADED MAY BE TRANSFERRED, IF AFTER THE TRANSACTION, GLADE M. KNIGHT OWNS, DIRECTLY OR INDIRECTLY, A BENEFICIAL INTEREST IN THE GENERAL PARTNER OF LICENSEE AND CONTROLS THE MANAGEMENT AND POLICIES OF SUCH GENERAL PARTNER AND NOT LESS THAN 50% OF ALL EQUITY INTERESTS ARE OWNED, DIRECTLY OR INDIRECTLY, BY GLADE M. KNIGHT AND, IN THE CASE OF ANY SUCH PERMITTED TRANSFER, THE REQUIREMENTS OF CLAUSES (3) AND (6) OF SUBPARAGRAPH C. ABOVE NEED NOT BE COMPLIED WITH BY LICENSEE.

                  (2) Publicly-traded equity interests may be transferred (without Licensor's consent and without notification) if such transfer is exempt from registration under federal securities law and if immediately before and after the transfer, the transferor and transferee respectively each own less than 25 percent of the Equity Interests in Licensee.

                  (3) Licensee, if a natural person, may transfer its interest in the License or Equity Interest in the Licensee to one or more of Licensee's spouse, parents, siblings, nephews, descendants or spouses' descendants or to a corporation entirely owned by Licensee ("PERMITTED TRANSFEREES").

                  (4) If Licensee is a natural person, upon the Licensee's death, the License or Licensee's Equity Interest in the Licensee will pass in accordance with Licensee's will, or, if Licensee dies intestate, in accordance with laws of intestacy governing the distribution of the Licensee's estate, as the case may be, provided the transferee is one or more of the decedent's Permitted Transferees (excluding corporations formerly owned by the Licensee) and within one year after the death the Permitted Transferees meet all Licensor's normal requirements of an approved applicant.

                  (5) Licensee may sell or lease the Hotel, the Hotel site, or any portion thereof if, in the reasonable judgment of Licensor, after such transfer, Licensee will retain possession and control of the Hotel site and management control of the Hotel operations (which may be via third party management contract pursuant to Paragraph 6c). If, in the reasonable judgment of Licensor, the transfer of the Hotel will result in the loss of possession or control of the Hotel or Hotel site or management of the Hotel, the transfer will constitute a change of ownership as described in Subparagraph e.

         E.       CHANGE OF OWNERSHIP.

                  (1) Any Transfer that does not qualify as a permitted transfer under Subparagraph d above shall constitute a change of ownership. If in the case of a change of ownership, the transferee desires to continue to operate the Hotel as a Homewood Suites hotel, the transferee must submit an application for a new license agreement. The new license, if approved, will be at most for the unexpired term of this Agreement. The transferee shall be responsible for all normal fees and costs (including application fees and costs of improvements to the Hotel).

                  (2) Licensor shall process such change of ownership application in good faith and in accordance with Licensor's then current procedures, criteria and requirements regarding upgrading of the Hotel, credit, operational abilities and capabilities, prior business dealings, market feasibility, guarantees, and other factors deemed relevant by Licensor. If such change of ownership application is approved, Licensor and the new owner shall, upon surrender of this Agreement, enter into a new license agreement. The new license agreement shall be on Licensor's then current form and contain Licensor's then current terms (except for duration), and if applicable, the new license agreement will contain specified upgrading and other requirements. If the application is approved, Licensee submits a voluntary termination of this Agreement and signs a release (in a form satisfactory to Licensor) of all claims against Licensor, and the proposed new owner executes a new license within 30 days of the sale of the Hotel, no liquidated damages described in Paragraph 13 will be owed by Licensee for the termination of this Agreement.

                  (3) If a change of ownership application for the proposed transferee is not approved by Licensor or the transferee does not want to continue to operate the Hotel as a Homewood Suites hotel, Licensor may refuse consent to the transfer and reserve all remedies; if Licensor does consent and the Transfer occurs, then this Agreement shall terminate pursuant to Paragraph 13d hereof and Licensor shall be entitled to all of its remedies including liquidated damages.

         F. TRANSFER TO COMPETITOR. Notwithstanding any of the foregoing, if the Licensee receives a bona fide offer from a Competitor to purchase or lease the Hotel or to purchase Licensee or any entity that controls Licensee, or to purchase an interest in either, and Licensee or any person or entity that owns or controls Licensee wishes to accept such offer, Licensee shall give written notice thereof to Licensor, stating the name and full identity of the prospective purchaser or tenant, as the case may be, including the names and addresses of the owners of the capital stock, partnership interests or other proprietary interests of such prospective purchaser or tenant, the price or rental and all terms and conditions of such proposed transaction, together with all other information with respect thereto which is requested by Licensor and reasonably available to Licensee. Within 60 days after receipt by Licensor of such written notice from Licensee, Licensor shall elect by written notice to Licensee one of the following four alternatives:

                  (1) If the proposed transaction is a sale or lease of the Hotel, Licensor (or its designee) shall have the right to purchase or lease the Hotel premises and related property at the same price or rental and upon the same terms and conditions as those set forth in such bona fide offer from a Competitor. In such event Licensee and Licensor (or its designee) shall promptly enter into an agreement for sale or lease at the price or rental and on terms consistent with such bona fide offer.

                  (2) If the proposed transaction is a purchase of all or a portion of the stock or assets (which includes the Hotel) of Licensee or the person that owns or controls Licensee, Licensor (or its designee) shall have the right to purchase the Hotel premises and related property. If the parties are unable to agree as to a purchase price and terms within thirty days of Licensor's election, the fair market value of the Hotel premises and related property shall be determined by arbitration as follows: Either party may by written notice to the other appoint an arbitrator. Thereupon, within 15 days after the giving of such notice, the other shall by written notice to the former appoint another arbitrator, and in default of such second appointment the arbitrator first appointed shall be the sole arbitrator. When any two arbitrators have been appointed as aforesaid, they shall, if possible, agree upon a third arbitrator and shall appoint him by notice in writing, signed by both of them in triplicate, one of which triplicate notices shall be given to each party hereto; but if 15 days shall lapse without the appointment of the third arbitrator as aforesaid, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent professional experience as to the subject matter in question. Upon appointment of the third arbitrator (whichever way appointed as aforesaid), the three arbitrators shall meet and render their decision. The decision of a majority of the arbitrators so chosen shall be conclusive. Licensor (or its designee) shall have the right, at any time within 30 days of being notified in writing of the decision of the arbitrators as aforesaid, to purchase the Hotel premises and related property at the valuation fixed by the arbitrators. The parties shall share equally the expense of such arbitration.

                  (3) To terminate this Agreement, in which event Licensee shall be obligated to pay to Licensor liquidated damages pursuant to a Special Termination as set forth in Paragraph 13f.

                  (4) To refuse to consent to the Transfer, reserving all remedies under the applicable law.

         G. FINANCING. The construction and/or operation of the Hotel may not be financed by a public offering of any right, title or interest in the Hotel, the property upon which it is built or the receipts from its operation without the prior review and approval of the applicable documentation by Licensor. Licensee shall submit a non-refundable $25,000 fee with said documentation.

12.      CONDEMNATION AND CASUALTY.

         A. CONDEMNATION. Licensee shall, at the earliest possible time, give Licensor notice of any proposed taking by eminent domain. If Licensor agrees that the Hotel or a substantial part thereof is to be taken, Licensor may, in its sole discretion and within a reasonable time of the taking (within four months) transfer this Agreement to a nearby location selected by Licensee. If Licensor approves the new location and authorizes the transfer and if within one year of the closing of the Hotel Licensee opens a new hotel at the new location in accordance with Licensor's specifications, then the new hotel will be deemed to be the Hotel licensed under this Agreement. If a condemnation takes place and a new hotel does not, for whatever reason, become the Hotel under this Agreement in strict accordance with this paragraph (or if it is reasonably evident to Licensor that such will be the case), this Agreement will terminate immediately upon notice thereof by Licensor to Licensee, without the payment of liquidated damages as calculated in Paragraph 13f.

         B. CASUALTY. If the Hotel is damaged by fire or other casualty, Licensee will expeditiously repair the damage. If the damage or repair requires closing the Hotel, Licensee will immediately notify Licensor, will repair or rebuild the Hotel according to Licensor's standards, will commence reconstruction within four months after closing, and will reopen the Hotel for continuous business operations as soon as practicable (but in any event within one year after the closing of the Hotel), giving Licensor ample advance notice of the date of reopening. If the Hotel is not reopened according to this Paragraph, this Agreement will terminate immediately, upon notice thereof by Licensor to Licensee, with the payment of liquidated damages as calculated in Paragraph 13f, provided however, if Licensee's insurer fails to pay the applicable insurance policy proceeds to Licensee, or if Licensee's lender, pursuant to a valid agreement with Licensee, refuses to allow the insurance proceeds to be used for repair or rebuilding, the Agreement may be terminated by Licensee without payment of the liquidated damages in Paragraph 13f. In such case Licensee shall notify Licensor and provide any reasonable proof requested by Licensor.

         C. NO EXTENSIONS OF TERM. Nothing in this Paragraph 12 will extend the License Term but Licensee shall not be required to make any payments pursuant to Paragraph 7 for periods during which the Hotel is closed by reason of condemnation or casualty.

13.      TERMINATION.

         A. EXPIRATION OF TERM. Unless terminated earlier, this Agreement will expire without notice 20 YEARS FROM THE EFFECTIVE DATE OF THIS AGREEMENT, AS DEFINED ON ATTACHMENT B HEREIN.

         B. PERMITTED TERMINATION PRIOR TO EXPIRATION OF TERM. Licensee may terminate this Agreement on the tenth or fifteenth anniversary date of the opening of the Hotel by giving at least 12 but not more than 15 months advance notice to Licensor accompanied by the payment as provided in Paragraph 13f herein.

         C. TERMINATION OR SUSPENSION BY LICENSOR ON ADVANCE NOTICE. This Agreement may be terminated if Licensee fails to satisfy any obligations under this Agreement or any attachment hereto. Except in the case of an immediate termination as provided in subparagraph 13d below, this Agreement shall terminate if Licensee fails to cure an Event of Default after the Licensor furnishes adequate notice of termination based on the Event of Default.

                  (1) An "EVENT OF DEFAULT" shall occur if the Licensee fails to satisfy or comply with any of the requirements, conditions, or terms set forth in (i) this Agreement or any attachment including, but not limited to, any provisions regarding: any transfer of the Hotel, or any direct or indirect interest in the Agreement or Licensee, any representation or warranty, any fee obligation, any operational requirements (including the standards in the Manual); trademarks usage; maintenance of records, insurance and indemnity; or (ii) any other agreement between Licensor (or an affiliate) and Licensee relating to the Hotel, including, but not limited to, any property management system agreement, such as the System 21 business system agreement, or any agreement to manage the Hotel.

                  (2) Notice of termination shall be adequate, if mailed thirty (30) days (or such longer period required by applicable law) in advance of the termination date.

                  (3) Licensor's notice of termination shall not relieve Licensee of its obligations under this Agreement or any attachment.

                  (4) As a result of Licensee's efforts to comply with the terms and conditions contained on Attachment A and elsewhere in this Agreement, Licensee will incur substantial expense and expend substantial time and effort. Licensee acknowledges and agrees that Licensor shall have no liability or obligation to Licensee for any losses, obligations, liabilities or expenses incurred by Licensee if (i) Licensee commits an Event of Default as described in Paragraph 13c(1); (ii) the Hotel is not authorized by Licensor to Open as defined in Attachment A or (iii) this Agreement is terminated because Licensee has not complied with the terms and conditions of this Agreement.

                  (5) Notwithstanding the foregoing, following an Event of Default, Licensor may at any time, in its sole discretion, suspend its obligations under this Agreement (including reservation services).

         D.       IMMEDIATE   TERMINATION  BY  LICENSOR.   Notwithstanding   the
                  foregoing paragraph, this Agreement may be immediately terminated (or terminated at the earliest time permitted by applicable law) if one or more of the following material breaches to this Agreement or any Attachment occur:

                  (1) Any Event of Default where a prior Event of Default had also occurred during the preceding 12 months, but the License was not terminated because Licensee cured the prior Event of Default;

                  (2) Licensee or any guarantor of Licensee's obligations hereunder shall:

                         (a) generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

                         (b) commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                         (c) take any corporate or other action to authorize any of the actions set forth above in Paragraphs
                              (a) or (b).

                  (3) Any case, proceeding or other action against Licensee or any such guarantor shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven business days after the entry thereof or (ii) remains undismissed for a period of 45 days; or

                  (4) an attachment remains on all or a substantial part of the Hotel or of Licensee's or any such guarantors assets for 30 days; or

                  (5) Licensee or any such guarantor fails within 60 days of the entry of a final judgment against Licensee in any amount exceeding $50,000 to discharge, vacate or reverse the judgment, or to stay execution of it, or if appealed, to discharge the judgment within 30 days after a final adverse decision in the appeal; or

                  (6) Licensee loses possession or the right to possession of all or a significant part of the Hotel or Hotel site; or

                  (7) Licensee fails to continue to identify the Hotel to the public as a Homewood Suites hotel; or

                  (8) Licensee contests in any court or proceeding Licensor's ownership of the System or any part of the System, or the validity of any service marks or trademarks associated with Licensor's business; or

                  (9) Any action is taken toward dissolving or liquidating Licensee or any such guarantor, if it is a corporation or partnership, except for death of a partner; or

                  (10) Licensee or any of its principals is, or is discovered to have been convicted of a felony (or any other offense if it is likely to adversely reflect upon or affect the Hotel, the System, the Licensor and/or its Entities in any way; or

                  (11) Licensee maintains false books and records of accounts or submits false reports or information to Licensor.

                  (12) Licensee becomes a Competitor (as defined in Paragraph 6a(19).

         E. DE-IDENTIFICATION OF HOTEL UPON TERMINATION. Upon termination or expiration of the term, Licensee will take whatever action is necessary to assure that no use is made of any part of the System (including but not limited to the Marks) at or in connection with the Hotel or otherwise. Licensee shall return to Licensor the Manual and all other proprietary materials, remove all distinctive System features of the Hotel, including the primary freestanding sign down to the structural steel, and take all other actions ("DE-IDENTIFICATION ACTIONS") required to preclude any possibility of confusion on the part of the public that the Hotel is still using all or any part of the System or is otherwise holding itself out to the public as a Homewood Suites hotel. If within 30 days after termination of this Agreement Licensee fails to comply with this paragraph, Licensor or its agents at Licensee's expense, may enter the premises of the Hotel to perform the De-identification
                  Actions. The preceding sentence shall not in any way limit Licensor's other rights or remedies under this Agreement.

         F. LIQUIDATED DAMAGES. The parties recognize the difficulty of ascertaining damages to Licensor resulting from premature termination of this Agreement, and have provided for liquidated damages, which represent the parties' best estimate as to the damages arising from the circumstances in which they are provided and which are only damages for the premature termination of this Agreement, and not as a penalty or as damages for breaching this Agreement or in lieu of any other payment. If this Agreement is terminated other than by the expiration of the term described in Paragraph 13a, Licensee will pay Licensor, within 10 days of termination, liquidated damages in an amount determined as follows:

                  (1)    an amount equal to the amount payable under Paragraph 7
                         (regarding   Fees)  for  the  three   years   prior  to
                         termination; or

                  (2) if the Hotel opened but has been Open for less than three years, an amount equal to the greater of: (i) 36 times the monthly average payable under Paragraph 7, or
                         (ii) 36 times the amount payable under Paragraph 7 for the last full month prior to termination; or

                  (3) if the Hotel opened, but has not been in operation for one full month, an amount equal to $3,000 per Guest Suite in the Hotel; or

                  (4) if the Agreement is terminated before the commencement of construction or of the Work (as described in the applicable attachment), an amount equal to the initial application fee that would be due for a license application according to Licensor's then current franchise offering circular (in addition to any initial application fee already paid); or

                  (5) if the Agreement is terminated after commencement of construction or of the Work but before opening of the Hotel, an amount equal to two times the initial application fee; or

                  (6) if the Agreement is terminated pursuant to Paragraph 13b (permitted termination after 10th or 15th year) only, an amount equal to the amount payable under Paragraph 7 for the two years prior to notice of termination.

                  Furthermore, Licensee recognizes the additional harm by way of confusion with respect to national accounts, greater difficulty in re-entering the market, and damage to goodwill of the Marks that Licensor will suffer in the case of (i) a Licensee who terminates two or more license agreements with Licensor at approximately the same time (between either itself or its affiliates and Licensor) or (ii) a license that terminates as a result of the Hotel or Licensee being acquired by a Competitor, and the Licensor is unable or elects not to buy the Hotel pursuant to Paragraph 11f (each of these will be referred to as a "SPECIAL TERMINATION"). Licensee agrees that in the case of a Special Termination, the amount of liquidated damages as calculated above will be doubled.

14.      RENEWAL.

         This Agreement is non-renewable.

15.      RELATIONSHIP OF PARTIES.

         A. NO AGENCY RELATIONSHIP. Licensee is an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other for any purpose whatsoever. Licensor and Licensee expressly acknowledge that the relationship intended by them is a business relationship based entirely on, and defined by, the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

         B. LICENSEE'S NOTICES TO PUBLIC CONCERNING INDEPENDENT STATUS. Licensee will take all necessary steps including those reasonably requested by Licensor to minimize the chance of a claim being made against Licensor for anything that occurs at the Hotel, or for acts, omissions or obligations of Licensee or anyone associated or affiliated with Licensee or the Hotel. Such steps may, for example, include giving notice in Guest Suites, public rooms and advertisements, on business forms and stationery, etc., making clear to the public that Licensor is not the owner or operator of the Hotel and is not accountable for what happens at the Hotel. Unless required by law, Licensee will not use the words "Homewood", "Homewood Suites" or any other names or mark associated with the System to incur any obligation or indebtedness on behalf of Licensor. Licensee shall not enter into or execute any contracts in the name "Homewood Suites hotel", and all contracts for the Hotel's operations and services at the Hotel shall be in the name of Licensee or Licensee's management company. Likewise, the words "Homewood", "Homewood Suites", or any similar words will not be used to name or identify developments adjacent to or associated with the Hotel, nor will Licensee use such names in its general business in any manner separated from the business of the Hotel.

16.      MISCELLANEOUS.

         A. SEVERABILITY AND INTERPRETATION. The remedies provided in this Agreement are not exclusive. If any provision of this Agreement is held to be unenforceable, void or voidable as being contrary to the law or public policy of the jurisdiction entitled to exercise authority hereunder, all remaining provisions shall nevertheless continue in full force and effect unless deletion of such provision(s) impairs the consideration for this Agreement in a manner which frustrates the purpose of the parties or makes performance commercially impracticable. The provisions of this Agreement shall be interpreted based on the reasonable intention of the parties in the context of this transaction without interpreting any provision in favor of or against any party whether or not such party was the drafting party or by such party's position relative to the other party. Any covenant, term or provision of this Agreement which, in order to effect the intent of the parties, must survive the termination of this Agreement, shall survive any such termination.

         B. CONTROLLING LAW. This Agreement shall become valid when signed by the parties hereto. It shall be deemed made and entered into in the State of Tennessee and shall be governed and construed under and in accordance with the laws of the State of Tennessee. In entering into this Agreement, Licensee acknowledges that it has sought, voluntarily accepted and become associated with Licensor who is headquartered in Memphis, Tennessee, and that this Agreement contemplates and will result in business relationships with Licensor's headquarter's personnel. The choice of law designation permits, but does not require that all suits concerning this Agreement be filed in the State of Tennessee.

         C. EXCLUSIVE BENEFIT. This Agreement is exclusively for the benefit of the parties hereto, and it may not give rise to liability to a third party, except as otherwise specifically set forth herein. No agreement between Licensor and anyone else is for the benefit of Licensee.

         D. ENTIRE AGREEMENT. Licensor and the Licensee each acknowledge and warrant to each other that they wish to have all terms of this business relationship defined in this written agreement. Neither Licensor nor Licensee wishes to enter into a business relationship with the other in which any terms or obligations are the subject of alleged oral statements or in which oral statements serve as the basis for creating rights or obligations different than or supplementary to the rights and obligations set forth in this Agreement. Accordingly, Licensor and Licensee agree that this Agreement and any Attachments hereto and the documents referred to herein, shall be construed together and shall supersede and cancel any prior and/or contemporaneous discussions or writings (whether described as representations, inducements, promises, agreements or any other term) between Licensor or anyone acting on its behalf and Licensee or anyone acting on his, her or its behalf, which might be taken to constitute agreements, representations, inducements, promises or understandings (or any equivalent to such terms) with respect to this Agreement or the relationship between the parties and Licensor and Licensee each agree that they have placed, and will place, no reliance on any such discussions or writings. This Agreement (including any Attachments and the documents referred to herein), is the entire agreement between the parties and contains all of the terms, conditions, rights and obligations of the parties with respect to the Hotel or any other aspect of the relationship between the parties. No future license or offer of a license for additional locations or any other business activity have been promised to Licensee and no such license or offer shall come into existence, except by means of a separate writing, executed by Licensor's officer or such other entity granting the license and specifically identified as a License Agreement. No change, modification, amendment or waiver of any of the provisions of this Agreement will be effective and binding upon Licensor unless it is in writing, specifically identified as an amendment to this Agreement and signed by Licensor's officer.

         E. LICENSOR'S WITHHOLDING CONSENT. Licensor may withhold its consent, wherever required under this Agreement, if any default or breach by Licensee exists under this Agreement. Approvals and consents by Licensor will not be effective unless evidenced by a writing duly executed on behalf of Licensor.

         F. NOTICES. Any notice must be in writing and will be effective on either (1) the day it is sent via facsimile with a confirmation of receipt; or (2) the third day after it is mailed by first class mail; or (3) the day it is delivered by express delivery service; or (4) the third day after it is sent by certified mail to the appropriate party at its address first stated above or to such person and at such address as may be designated by notice hereunder.

         G. GENERAL RELEASE. Licensee and its respective heirs, administrators, executors, agents, representatives and their respective successors and assigns, hereby release, remise, acquit and forever discharge Licensor and its Entities and their officers, directors, employees, agents, representatives and their respective successors and assigns from any and all actions, claims, causes of action, suits, rights, debts, liabilities, accounts, agreements, covenants, contracts, promises, warrants, judgments, executions, demands, damages, costs and expenses, whether known or unknown at this time, of any kind or nature, absolute or contingent, if any, at law or in equity, on account of any matter, cause or thing whatsoever which has happened, developed or occurred at any time from the beginning of time to and including the date of Licensee's execution and delivery to Licensor of this Agreement and that they will not institute any suit or action at law or otherwise against Licensor directly or indirectly relating to any claim released hereby by Licensee. This release and covenant not to sue shall survive the termination of this Agreement. Licensee shall take whatever steps are necessary or appropriate to carry out the terms of this release upon Licensor's request.

         H. DESCRIPTIVE HEADINGS. The descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision in this Agreement.

         I. WARRANTIES. Licensee warrants, represents and agrees that all statements made by Licensee in the Application submitted to Licensor in anticipation of this Agreement and all other documents and information submitted by Licensee are true, correct and complete as of the date hereof and will continue to be updated so that they are true, correct and complete. This warranty and representation shall survive the termination of this Agreement.

         J.       TIME.  Time is of the essence in this Agreement.

         K.       INCLUDING. Including shall mean including, without limitation.

         L. COUNTERPARTS. This Agreement may be executed in counterparts, and each copy so executed and delivered shall be deemed an original.

         M. AMENDMENTS. If an amendment to this Agreement is required prior to its execution, said amendment shall be made a part of this Agreement as an Attachment. If an amendment to this Agreement is necessary after its execution, said amendment shall be made a part of this Agreement in the form of a separate document.

         N. PERFORMANCE REQUIREMENTS/RESPONSIBILITIES. Attachment A is hereby incorporated by reference and made a part of this Agreement to set forth certain of Licensee's performance conditions and requirements.

         O. BUSINESS JUDGMENT. The parties hereto recognize, and any mediator or judge is affirmatively advised, that certain provisions of this Agreement describe the right of Licensor to take (or refrain from taking) certain actions in the exercise of its assessment of the long-term best interests of hotels using the System, considering the interests of the System overall. Where such decisions have been taken by Licensor and are supported by the business judgment of Licensor, neither a mediator nor a judge nor any other person reviewing such decisions shall substitute his, her or its judgment for the judgment so exercised by Licensor.

17.      EXPIRATION OF OFFER.

         This Agreement constitutes an offer which must be accepted by the Licensee named on the signature page hereof by dating, executing and returning to Licensor two copies hereof (and all attachments hereto, including, if required, the Guaranty) on or before the date specified on the Rider.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

LICENSEE:                            LICENSOR:

APPLE SUITES MANAGEMENT, INC.        PROMUS HOTELS, INC.

By: /s/ Glade M. Knight              By: /s/ Thomas P. Powell
   -------------------------------       ---------------------------------------

Name:  Glade M. Knight, President    Name:   Thomas P. Powell
     -----------------------------         -------------------------------------

Title:      President                Title:    Vice President
       ---------------------------          ------------------------------------

Witness:                             Witness:  Linda K. Hendrix
        --------------------------            ----------------------------------

Date:                                Date:     July 10, 2000
     -----------------------------         -------------------------------------

                                    GUARANTY

Location:   4950 BASELINE ROAD, BOULDER, COLORADO
          ----------------------------------------------------------------------

As an inducement to Promus Hotels, Inc. ("LICENSOR") to execute the above License Agreement, the undersigned, jointly and severally, hereby unconditionally warrant to Licensor and its successors and assigns that all of Licensee's representations in the License Agreement and the application submitted by Licensee to obtain the License Agreement are true and guarantee that all of Licensee's obligations under the above License Agreement, including any amendments thereto whenever made (the "AGREEMENT"), will be punctually paid and performed.

Upon default by Licensee or notice from Licensor, the undersigned will immediately make each payment required of Licensee under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Licensor may without notice to the undersigned extend, modify or release any indebtedness or obligation of Licensee, or settle, adjust or compromise any claims against Licensee. The undersigned waive notice of amendment of the Agreement and notice of demand for payment or performance by Licensee.

Upon the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors will continue in full force and effect.

The Guaranty constitutes a guaranty of payment and not of collection, and each of the guarantors specifically waives any obligation of Licensor to proceed against Licensee on any money or property held by Licensee or by any other person or entity as collateral security, by way of set off or otherwise. The undersigned further agree that this Guaranty shall continue to be effective or be reinstated as the case may be, if at any time payment or any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Licensor upon the insolvency, bankruptcy or reorganization of Licensee or any of the undersigned, all as though such payment has not been made.

This Guaranty shall be governed and construed under and in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of the date of the above Agreement.

Witnesses:                                Guarantors:

                                          Apple Suites, Inc.

 /s/ [Illegible]                          By: /s/ Glade M. Knight         (Seal)
---------------------------                   ----------------------------
                                               Glade M. Knight, President

                      ATTACHMENT A - PERFORMANCE CONDITIONS
                               CHANGE OF OWNERSHIP


I. CONSULTATION. Licensee or its representative(s) shall meet with Licensor at a location selected by Licensor, within 30 days following the date of Licensee's receipt of a request from Licensor for consultation and coordination with the project manager assigned to Licensee by Licensor.

II. WORK AND PURCHASE REQUIREMENT. Attachment C, the Product Improvement Plan (the "PIP"), is incorporated by reference, attached to and made a part of this Agreement. Licensee shall perform the renovation and/or construction work and purchase the items described on the PIP (the "WORK") on or before the completion date specified on the Rider. Whether or not indicated on the PIP, the Work shall include Licensee's purchasing and/or leasing and installing all fixtures, equipment, furnishings, furniture, signs, computer terminals and related equipment, supplies and other items which would be required of a new Homewood Suites licensee under the Manual and such other equipment, furnishings and supplies as may be required by Licensor in order to operate the Hotel. Licensee shall be solely responsible for obtaining all necessary licenses, permits and zoning variances required for the Hotel.

III. APPROVAL OF ARCHITECT/ENGINEER AND CONTRACTOR. Licensor shall have the right to approve the architect/engineer, general contractor and major subcontractors for the Work. The Work shall not commence until such approval has been granted, which approvals may be conditioned on bonding of the contractors. Prior to commencement of the Work, if requested by Licensor, Licensee shall submit to Licensor, resumes and financial statements of the architect/engineer, general contractor and any major sub-contractors for the Work and such additional information concerning their experience and financial responsibility as Licensor may request.

IV. APPROVAL OF PLANS. On or before the Plans submission date specified on the Rider, Licensee shall submit to Licensor, Licensee's plans and specifications and drawings for the Work, including the proposed furnishings, fixtures, equipment and signs (collectively, "PLANS") for approval. Licensor may supply Licensee with representative prototype Guest Room and public area plans and schematic building plans as a guide for preparation of plans and specifications for the Hotel. Once Licensor has approved the Plans, no change shall be made to the Plans without the advance consent of Licensor. In approving the Plans, Licensor does not in any manner warrant the depth of its analysis or assume any responsibility for the efficacy of the Plans or the resulting construction. Licensee shall cause the Hotel renovation and/or construction to be in accordance with this Agreement, the approved Plans, the Manual and the PIP.

V. COMMENCEMENT; COMPLETION. Licensee shall commence the Work on or before the date specified on the Rider and shall continue the Work uninterrupted (except for interruption by reason of events constituting force majeure) until it is completed. Notwithstanding the occurrence of any events constituting force majeure, or any other cause, the Work shall be completed and the Hotel shall be furnished, equipped, and shall otherwise be in compliance with this Agreement not later than the date specified on the Rider. Licensor shall have the sole right to determine whether the Work has been completed in accordance with this Agreement, the approved Plans, the Manual and the PIP.

VI. INSPECTION. During the course of the Work, Licensee shall, and Licensee shall cause the architect, engineer, contractors, and subcontractors to cooperate fully with Licensor for the purpose of permitting Licensor to inspect the Hotel in order to determine whether the Work is being done in accordance with this Agreement and shall provide Licensor with samples of construction materials, etc. as Licensor may request.

VII. REPORTS. Licensee shall submit to Licensor each month after the date hereof (or more


                                 Attachment A-1
       frequently if Licensor shall so request) a report showing progress made toward fulfilling the terms of this Agreement.

VIII. ACQUISITION OF EQUIPMENT, FURNISHINGS, AND SUPPLIES/STAFFING. Licensee shall order, purchase and/or lease and install all fixtures, equipment, furnishings, furniture, signs, computer terminals and related equipment, supplies and other items required by Licensor, this Agreement, the approved Plans, the Manual and the PIP.

       In accordance with the Manual and such other instructions as are furnished to Licensee by Licensor, Licensee shall cause to be hired a staff to operate the Hotel, and all such personnel shall be trained as required by the Manual. All costs and expenses incurred directly or indirectly in hiring and training such staff shall be paid by Licensee, except as expressly provided otherwise in the Manual.

IX. COST OF CONSTRUCTION AND EQUIPPING. Licensee shall bear the entire cost of the Work, including the cost of the plans, professional fees, licenses and permits, equipment, furniture, furnishings and supplies.

X. LIMITATION OF LIABILITY. Notwithstanding the right of Licensor to approve the Plans, the architect, engineer and certain contractors, and to inspect the Work and the Hotel, Licensor shall have no liability or obligation with respect to the Work, or the design and construction of the Hotel, as the rights of Licensor are being exercised solely for the purpose of assuring compliance with the terms and conditions of this Agreement. Licensor does not undertake to approve the Hotel as complying with governmental requirements or as being safe for guests or other third parties. Licensee should not rely upon Licensor's approval for any purpose whatsoever except compliance with Licensor's then prevailing standards and requirements of the Manual.

XI. CONDITIONAL AUTHORIZATION. Licensor may conditionally authorize Licensee to continue to operate the Hotel as a Homewood Suites hotel even though Licensee has not fully complied with the terms of this Agreement. Under certain circumstances, Licensor may suspend services to the Hotel (including reservation services) while the Work is being performed by Licensee.

XII. PERFORMANCE OF AGREEMENT. Licensee agrees to satisfy all of the terms and conditions of this Agreement, and to equip, supply and staff the Hotel in accordance with this Agreement and to cooperate with Licensor in connection therewith. As a result of Licensee's efforts to comply with the terms and conditions of this Agreement, Licensee will incur substantial expense and expend substantial time and effort. Licensee acknowledges and agrees that Licensor shall have no liability or obligation to Licensee for any losses, obligations, liabilities or expenses incurred by Licensee if this Agreement is terminated because Licensee has not complied with the terms and conditions of this Agreement.






                                 Attachment A-2

                                  ATTACHMENT B
                           RIDER TO LICENSE AGREEMENT

1.     Name and Address of Licensee:           Apple Suites Management, Inc.
                                               Attn: Glade M. Knight
                                               306 East Main Street
                                               Richmond, Virginia  23219

2.     Location of Hotel:                      4950 Baseline Road
                                               Boulder, Colorado 80303

3.     Number of Approved Guest Rooms:         112

4.     Effective Date of License:              Date  Apple  Suites, Inc. closes
                                               the   purchase  of  and  obtains
                                               possession  and  control  of the
                                               Hotel ("Closing").

                                               It   shall   be   a    condition
                                               precedent  to  the  validity  of
                                               this    Agreement,    and   this
                                               Agreement  shall  be of no force
                                               and  effect and  Licensee  shall
                                               have no rights  hereunder unless
                                               and until on or before  December
                                               13,  1999,  Licensee  shall have
                                               submitted to  Licensor,  written
                                               verification,    in    a    form
                                               satisfactory  to Licensor,  that
                                               Closing  has  occurred.   Within
                                               five days of  Closing,  Licensee
                                               shall  submit to Licensor  (i) a
                                               copy of the deed,  as  recorded,
                                               transferring  the Hotel to Apple
                                               Suites, Inc., (ii) a copy of the
                                               lease agreement between Licensee
                                               and  Apple  Suites,   Inc.,  and
                                               (iii) the franchise  application
                                               fee in the amount of $50,400

5.     Term of License to Expire:              20  years  from  the   date   of
                                               Closing

6.     Plans Submission Dates:                 as  required  under  the Product
                                               Improvement Plan (Attachment C)

7.     Construction or Work Commencement Date: upon Closing

8.     Construction or Work Completion Date:   within 180 days  of  Closing  but
                                               not later than March 30, 2001

9.     Offer Expiration Date [Paragraph 17]:   December 23, 1999

10.    Ownership of Licensee:                  Apple Suites Management, Inc.100%


                                               Stockholder:
                                               -----------
                                               Glade M. Knight              100%




                                 Attachment B-1